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                                                                    EXHIBIT 99.1

   PCTEL AND USROBOTICS SETTLE PATENT INFRINGEMENT LAWSUIT; USROBOTICS SECURES
                         LICENSE TO PCTEL MODEM PATENTS

CHICAGO, Dec 12, 2005 (BUSINESS WIRE) -- PCTEL, Inc. (NASDAQ:PCTI), a global leader in wireless broadband solutions, and USRobotics Corporation, a leader in Internet access and networking, resolved their dispute regarding the use of PCTEL's modem technology. Under the agreement, USRobotics will take a license to specific PCTEL modem patents. PCTEL will receive a lump-sum royalty payment, a cross-license to USRobotics patents and patent applications, and royalties in the future that can be satisfied with cash payments or product purchases. The exact terms of the agreement were not disclosed.

"We welcome USRobotics as a licensee," said Marty Singer, PCTEL's Chairman and CEO. "USRobotics has a storied history as a global modem provider and we are pleased to have a positive relationship with them going forward. The settlement with USRobotics also permits us to focus our efforts on the remaining plaintiffs," added Singer.

PCTEL sued USRobotics in 2003. Agere Systems Inc., Broadcom Corporation, Lucent Technologies Inc., and 3Com Corporation were also named in the patent infringement lawsuit. PCTEL claimed that all of these companies utilized critical modem technology protected by PCTEL's patents. Since filing the lawsuit, Broadcom, 3Com and USRobotics have settled with PCTEL. During the same period, Intel Corporation took a license. PCTEL's licensees now include Conexant Systems Inc., Smart Link Ltd., 3Com, ESS Technology, Inc., Ricoh Company, Ltd., Texas Instruments Incorporated, Motorola, Inc., Intel, Broadcom, and USRobotics. Silicon Laboratories Inc. also has licensed or purchased several PCTEL patents.

"USRobotics respects the intellectual property of others," said Joe Hartnett, USRobotics' CEO. "We are satisfied with the settlement and pleased to have this matter behind us. We look forward to a productive relationship with PCTEL," added Hartnett.

About USRobotics

For three decades, USRobotics has been a leader in Internet access and networking known for quality, innovation, and performance. Without losing its focus on the analog modems that made the company a household name, USRobotics is rapidly expanding its category leadership by offering high-speed, broadband modems; wired and wireless networking solutions; and Internet security devices to the growing home, home office, and small- to medium-sized business markets. USRobotics is privately held and headquartered in the Chicago area. For further information, please visit the Web site at www.usr.com.

About PCTEL

PCTEL, Inc. (Nasdaq:PCTI), which is headquartered in Chicago, is a global leader in wireless broadband solutions. PCTEL's Antenna Products Group (http://antenna.pctel.com) designs, distributes, and supports innovative antenna solutions for public safety applications, unlicensed and licensed wireless broadband, fleet management, network timing, and other GPS applications. PCTEL's Mobility Solutions' (http://mobilitysolutions.pctel.com) software tools provide secure, access independent, remote connectivity to the Internet and VoIP capability for converged handsets. PCTEL's RF Solutions' (http://rfsolutions.pctel.com) portfolio of OEM





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receivers, receiver based products and interference management solutions are used to measure, monitor and optimize cellular networks.

PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications, wireless and antenna patents, issued or pending. The company's products are sold or licensed to wireless carriers, wireless ISPs, distributors, system integrators, wireless test and measurement companies, wireless network equipment and handset manufacturers, PC card manufacturers and government agencies. For more information, please visit the company's web site at: http://www.pctel.com.

SOURCE: PCTEL, Inc.

PCTEL, Inc.
John Schoen, 773-243-3000
or
Jack Seller (Public Relations), 773-243-3016 jack.seller@pctel.com



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